As filed with the Securities and Exchange Commission on May 8, 1998.

                                                Registration No. 333-51875

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              ---------------

                            AMENDMENT NO. 1 TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           KESTREL ENERGY, INC.
          (Exact name of Registrant as specified in its charter)

           Colorado                          84-0772451
   (State of Incorporation)           (I.R.S. Employer ID No.)


            999 18th Street, Suite 2490, Denver, Colorado 80202
                      (Address of Principal Offices)


                           Kestrel Energy, Inc.
                             Stock Option Plan
                         (Full Title of the Plan)


                             Timothy L. Hoops
                                 President
                           Kestrel Energy, Inc.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
                              (303) 295-1939
         (Name, address and telephone number of Agent for Service)

                      CALCULATION OF REGISTRATION FEE

Title of                    Proposed Proposed Max.
Securities       Amount    Max. Off.   Aggregate         Amount
to be            to be       Price      Offering      Registration
Registered     Registered  Per Share     Price            Fee

Common Stock
No Par Value    250,000      $1.00      $250,000         $73.75

(1) The price is set forth solely for the purpose of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on April 28, 1998.



     THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY KESTREL ENERGY, INC. ON OCTOBER 3, 1995, FILE NO. 33-63171 AND ON FEBRUARY 4, 1998, FILE NO. 333-
     45587 ARE HEREBY INCORPORATED BY REFERENCE.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 7th day of May, 1998.

                               KESTREL ENERGY, INC.


                               By:/s/Timothy L. Hoops
                                  Timothy L. Hoops, President and
                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


Dated: May 7, 1998                 By:/s/Timothy L. Hoops
                                        Timothy L. Hoops, President,
                                        Chief Executive Officer,
                                        Principal Executive Officer
                                        and Director


Dated: May 7, 1998                 By:/s/Robert J. Pett
                                        Robert J. Pett,
                                        Chairman of the Board


Dated: May 7, 1998                 By:/s/Mark a. Boatright
                                        Mark A. Boatright,
                                        Vice President-Finance,
                                        Chief Financial Officer,
                                        Principal Financial and
                                        Accounting Officer
                                        and Director


Dated: May 7, 1998                 By:/s/Kenneth W. Nickerson
                                        Kenneth W. Nickerson, Director


Dated: May 7, 1998                 By:/s/John T. Kopcheff
                                        John T. Kopcheff,
                                        Vice President-International and
                                        Director


Dated:                             By:
                                        Mark A.E. Syropoulo, Director


                               EXHIBIT INDEX


No.   Exhibit                                Method of filing
--    -------                                ----------------

5.1*  Opinion of Gorsuch Kirgis LLP
      regarding legality of shares
      being issued.                         Filed herewith electronically

10.1* Kestrel Energy, Inc. Stock Option
      Plan as amended April 16, 1998        Filed herewith electronically

23.1* Consent of KPMG Peat Marwick LLP      Filed herewith electronically

* Previously Filed